ATSG Posts Strong First Quarter Revenue, Earnings Growth
Five more Boeing 767-300's deployed under long-term leases vs 1Q 2016, 10 more due this year
WILMINGTON, OH, May 3, 2017 - Air Transport Services Group, Inc. (Nasdaq: ATSG), the leading provider of medium wide-body aircraft leasing, air cargo transportation and related services, today reported consolidated financial results for the quarter ended March 31, 2017.
Compared with amounts for the first quarter of 2016 (except as noted):

•
Revenues increased 34 percent to $237.9 million. Excluding revenues from reimbursable airline expenses, revenues increased 23 percent. Revenues from ATSG's airline, maintenance, and logistics businesses increased significantly.

•
Earnings from Continuing Operations were $9.8 million, or $0.13 per share diluted, compared with $8.2 million, or $0.13 per diluted share a year earlier. These GAAP results include both dollar and share-related effects of warrants issued in March 2016 to Amazon Fulfillment Services, Inc. in connection with operating and lease agreements.

•
Adjusted Earnings from Continuing Operations, which exclude non-cash warrant-related adjustments, were $11.2 million, or $0.17 per diluted share, up 33 percent. Adjusted Earnings and other adjusted amounts referenced below are non-GAAP financial measures and reconciled to comparable GAAP results in tables at the end of this release.

•
Pre-tax earnings from continuing operations were $16.1 million, up 33 percent. Adjusted Pre-tax Earnings, which exclude the warrant effects along with additional non-cash items, increased 6 percent to $17.0 million.

•	Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization, as defined and adjusted in a table later in this release) increased 11 percent to $57.0 million.

•	Capital expenditures were $83.8 million, up 17 percent. Share repurchases were $1.5 million, or 90 thousand ATSG shares for the quarter.
Joe Hete, President and Chief Executive Officer of ATSG, said, “Forty-three of our Boeing 767s were dry leased to external customers at the end of the first quarter, compared with 29 a year earlier. Our leasing business revenues from external customers increased 7 percent for the quarter, and we expect accelerating growth in that segment as the year progresses. That trend, plus improved profitability in our airline operations and good returns from our aircraft maintenance and logistics businesses, position us to deliver continued strong earnings and cash flow in the months ahead."

Segment Results
Cargo Aircraft Management (CAM)

CAM	First Quarter
($ in thousands)	2017	2016
Aircraft leasing and related revenues	$50,569	$51,726
Lease incentive amortization	(2,591)	—
Total CAM revenues	$47,978	$51,726
Pre-Tax Earnings	$13,330	$19,510
Significant Developments:

•
CAM's revenues declined $3.7 million from the first quarter last year, primarily because of $2.6 million of non-cash amortization associated with the Amazon (warrant) lease incentive valuation.  Other contributing factors included reductions in external maintenance revenues, spare engine leasing, parts sales, and temporary revenue interruptions while transitioning aircraft between customers.  Positive contributions to CAM's revenue versus last year came from leases for five additional 767-300s.

•
Pre-tax earnings were $13.3 million for the quarter, down $6.2 million. Principal effects were the aforementioned lease incentive, higher depreciation, interest, and higher pre-deployment and transitioning expenses on CAM's larger fleet.

•
At March 31, 2017, CAM owned 61 Boeing cargo aircraft, 60 of which were in service, including 53 767s. Additionally, nine 767-300s were awaiting or undergoing modification from passenger to freighter configuration at the end of the quarter, including three acquired during the quarter. A total of eighteen 767s have been leased to Amazon to date. Two others will be completed and deployed by mid-July.

•
During the quarter, an ATSG subsidiary in Ireland purchased one Boeing 737-400 passenger aircraft for conversion and lease, and a second one in April. The 737-400s will be converted to freighters by ATSG's PEMCO subsidiary, and leased later this year to Okay Airways of China. Okay, which in 2015 agreed with ATSG to form a new joint venture to support growing e-commerce-driven demand in Asia, expects to operate the 737s.

ACMI Services

ACMI Services	First Quarter
($ in thousands)	2017	2016
Revenues
Airline services	$108,066	$101,653
Reimbursables	36,883	13,303
Total ACMI Services Revenues	144,949	114,956

Pre-Tax Earnings (Loss)	(3,705)	(10,356)
Significant Developments:

•
Airline services revenues and the segment's pre-tax loss improved significantly in the first quarter. Revenues increased 6 percent to $108 million, primarily reflecting expanded CMI operations for Amazon, and profitability improved to a loss of $3.7 million for the quarter. Scheduled airframe maintenance expense decreased $2.2 million during the first quarter of 2017 compared to 2016, and pension expense declined $2.0 million.

•
The first-quarter loss included $4.1 million in higher costs for pilot training and premium pay versus the first quarter of 2016 as the airlines continued to expand operations for Amazon. Those incremental costs are subsiding in the second quarter as flight crews reach levels consistent with aggregate customer demand.
Other Activities

Other Activities	First Quarter
($ in thousands)	2017	2016
Revenues	$89,206	$55,011
Pre-Tax Earnings	4,783	3,868

Significant Developments:

•
External customer revenues from all other activities in the first quarter were $62.2 million, up $29 million or 85 percent. External maintenance revenues increased $16 million, and revenues from parcel handling and logistical support services increased $13 million.

•	Pre-tax earnings reflect improved results from heavy maintenance and logistics services.

•
PEMCO, a division of Airborne Maintenance & Engineering Services (AMES) acquired at the end of 2016, announced agreements during the first quarter for the passenger-to-freighter modification of five Boeing 737 aircraft, all for China-based airlines, raising to ten its backlog of 737 conversion orders. One of the ten is a Boeing 737-700 Next Generation aircraft, its first of that type, that PEMCO said in April it will convert for a Bahrain-based customer. It also announced a new fleet maintenance agreement with Frontier Airlines for Frontier's expanding fleet of more than 60 Airbus A320-family passenger aircraft.

Outlook
ATSG expects that its Adjusted EBITDA from Continuing Operations for 2017 will be in excess of $260 million, based on its current growth programs and initiatives, and assuming deployments of ten additional 767s and two 737 freighter aircraft with lease customers through the last nine months of 2017. This forecast factors in the effect of the May relocation of Amazon hub operations from Wilmington to the Cincinnati regional airport, and the cessation of those operations formerly performed by ATSG's LGSTX Services business.
ATSG currently projects 2017 capital expenditures of approximately $355 million, mostly for fleet expansion, including modification of eleven 767-300 aircraft.
"Strong competition continues to drive e-commerce merchants worldwide to invest in dedicated networks that can achieve faster throughput of the goods their customers need," Hete said. "Our aggressive fleet investments and expansion into the narrowbody freighter segment expands our leading role in this key growth market."
Conference Call
ATSG will host a conference call on May 4, 2017, at 10:00 a.m. Eastern time to review its financial results for the first quarter of 2017. Participants should dial (888) 771-4371 and international participants should dial (847) 585-4405 ten minutes before the scheduled start of the call and ask for conference pass code 44833393. The call will also be webcast live (listen-only mode) via www.atsginc.com.
A replay of the conference call will be available by phone on May 4, 2017, beginning at 1:00 p.m. and continuing through March 11, 2017, at (888) 843-7419 (international callers (630) 652-3042); use pass code 44833393#. The webcast replay will remain available via www.atsginc.com for 30 days.
About ATSG

ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including two airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Airborne Maintenance and Engineering Services, Inc. including its division, PEMCO World Air Services, Inc. For more information, please see www.atsginc.com.
Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group's (ATSG's) actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services; our operating airlines' ability to maintain on-time service and control costs; the cost and timing with respect to which we are able to purchase and modify aircraft to a cargo configuration; the number and timing of deployments and redeployments of our aircraft to customers; the successful implementation and operation of the new air network for Amazon; and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact:
Quint O. Turner, ATSG Inc. Chief Financial Officer
937-382-5591

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2017	2016
REVENUES	$237,917	$177,385

OPERATING EXPENSES
Salaries, wages and benefits	72,663	52,419
Depreciation and amortization	36,442	32,534
Maintenance, materials and repairs	24,601	27,343
Fuel	34,841	16,631
Contracted ground and aviation services	20,687	10,868
Travel	7,366	4,808
Rent	3,286	2,627
Landing and ramp	5,299	3,651
Insurance	1,262	1,149
Other operating expenses	13,717	10,004
	220,164	162,034

OPERATING INCOME	17,753	15,351
OTHER INCOME (EXPENSE)
Interest income	32	24
Interest expense	(3,548)	(2,699)
Net gain (loss) on financial instruments	1,869	(528)
	(1,647)	(3,203)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	16,106	12,148
INCOME TAX EXPENSE	(6,310)	(3,977)

EARNINGS FROM CONTINUING OPERATIONS	9,796	8,171

EARNINGS FROM DISCONTINUED OPERATIONS, NET OF TAX	192	47
NET EARNINGS	$9,988	$8,218

EARNINGS PER SHARE - CONTINUING OPERATIONS
Basic	$0.17	$0.13
Diluted*	$0.13	$0.13

WEIGHTED AVERAGE SHARES - CONTINUING OPERATIONS
Basic	59,133	63,636
Diluted	64,949	65,057

* For additional information about the calculation of diluted earnings per share, see accompanying schedule.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31,	December 31,
	2017	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$27,631	$16,358
Accounts receivable, net of allowance of $1,273 in 2017 and $1,264 in 2016	83,981	77,247
Inventory	18,454	19,925
Prepaid supplies and other	24,481	19,123
TOTAL CURRENT ASSETS	154,547	132,653

Property and equipment, net	1,057,877	1,000,992
Other assets	82,799	80,099
Goodwill and acquired intangibles	45,588	45,586
TOTAL ASSETS	$1,340,811	$1,259,330

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$76,269	$60,704
Accrued salaries, wages and benefits	27,032	37,044
Accrued expenses	9,553	10,324
Current portion of debt obligations	26,531	29,306
Unearned revenue	25,233	18,407
TOTAL CURRENT LIABILITIES	164,618	155,785
Long term debt	481,886	429,415
Post-retirement obligations	74,674	77,713
Other liabilities	51,294	52,542
Stock warrants	97,831	89,441
Deferred income taxes	129,425	122,532

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 85,000,000 shares authorized; 59,563,749 and 59,461,291 shares issued and outstanding in 2017 and 2016, respectively	596	595
Additional paid-in capital	441,300	443,416
Accumulated deficit	(22,255)	(32,243)
Accumulated other comprehensive loss	(78,558)	(79,866)
TOTAL STOCKHOLDERS’ EQUITY	341,083	331,902
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,340,811	$1,259,330

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
PRE-TAX EARNINGS AND ADJUSTED PRE-TAX EARNINGS SUMMARY
FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended
	March 31,
	2017	2016
Revenues
CAM
Aircraft leasing and related revenues	$50,569	$51,726
Lease incentive amortization	(2,591)	—
Total CAM	47,978	51,726
ACMI Services
Airline services	108,066	101,653
Reimbursables	36,883	13,303
Total ACMI Services	144,949	114,956
Other Activities	89,206	55,011
Total Revenues	282,133	221,693
Eliminate internal revenues	(44,216)	(44,308)
Customer Revenues	$237,917	$177,385

Pre-tax Earnings from Continuing Operations
CAM, inclusive of interest expense	13,330	19,510
ACMI Services	(3,705)	(10,356)
Other Activities	4,783	3,868
Net, unallocated interest expense	(171)	(346)
Net gain (loss) on financial instruments	1,869	(528)
Total Earnings from Continuing Operations before Income Taxes	$16,106	$12,148

Adjustments to Pre-tax Earnings
Add non-service components of retiree benefit costs, net	177	2,203
Add debt issuance charge from non-consolidating affiliate	—	1,229
Add lease incentive amortization	2,591	—
Add (subtract) net loss (gain) on financial instruments	(1,869)	528
Adjusted Pre-tax Earnings	$17,005	$16,108

Non-GAAP financial measures: This report contains non-GAAP financial measures that management uses to evaluate the Company’s historical results. Management believes that these non-GAAP measures assist in highlighting operational trends, facilitate period-over-period comparisons and provide additional clarity about events and trends impacting core operating performance. Disclosing these non-GAAP measures provides insight to investors about additional metrics that the Company’s management uses to evaluate past performance and prospects for future performance.

Adjusted Pre-tax Earnings excludes certain items included in GAAP based pre-tax earnings from continuing operations because they are distinctly different in their predictability among periods or not closely related to our operations. Presenting this measure provides investors with a comparative metric of fundamental operations while highlighting changes to certain items among periods. Adjusted Pre-tax Earnings is defined as Earnings from Continuing Operations Before Income Taxes less financial instrument gains or losses, non-service components of retiree benefit costs, lease incentive amortization and the write-off of debt issuance costs from a non-consolidating affiliate.

Adjusted Pre-tax Earnings is a non-GAAP financial measure and should not be considered an alternative to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended
	March 31,
	2017	2016

Earnings from Continuing Operations Before Income Taxes	$16,106	$12,148
Interest Income	(32)	(24)
Interest Expense	3,548	2,699
Depreciation and Amortization	36,442	32,534
EBITDA from Continuing Operations	$56,064	$47,357
Add non-service components of retiree benefit costs, net	177	2,203
Add debt issuance charge from non-consolidating affiliate	—	1,229
Add lease incentive amortization	2,591	—
Add (subtract) net loss (gain) on financial instruments	(1,869)	528

Adjusted EBITDA	$56,963	$51,317

Management uses Adjusted EBITDA to assess the performance of its operating results among periods. It is a metric that facilitates the comparison of financial results of underlying operations. Additionally, these non-GAAP adjustments are similar to the adjustments used by lenders in the Company’s Senior Credit Agreement to assess financial performance and determine cost of borrowed funds. The adjustments also exclude the non-service cost components of retiree benefit plans because they are not closely related to on-going operating activities. Management presents EBITDA from Continuing Operations, a commonly referenced metric, as a subtotal toward computing Adjusted EBITDA.

EBITDA from Continuing Operations is defined as Earnings from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA is defined as EBITDA from Continuing Operations less financial instrument gains or losses, non-service components of retiree benefit costs, amortization of lease incentive costs recorded in revenue and the write-off of debt issuance costs from a non-consolidating affiliate.

Adjusted EBITDA and EBITDA from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP. Adjusted EBITDA and EBITDA from Continuing Operations should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, or as an alternative measure of liquidity.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

The Company's financial results as reported under GAAP, include the effects of stock warrants granted to a customer as a lease incentive. The value of the stock warrants is recorded as a customer lease incentive asset and is amortized against revenue over the term of the related aircraft leases. The stock warrant obligation is reflected as a liability and revalued to fair value at the end of each reporting period. The stock warrant liability was revalued as of March 31, 2017, with the change in fair value recorded to earnings. Adjusted Earnings from Continuing Operations and Adjusted Earnings per Share from Continuing Operations, non-GAAP measures presented below, reflect the Company's results after removing the lease incentive amortization and the warrant revaluation effects during the periods presented.

	Three Months Ended
	March 31,
	2017	2016

Earnings from Continuing Operations - basic (GAAP)	$9,796	$8,171
Gain from stock warrant revaluation, net of tax	(1,539)	—
Earnings from Continuing Operations - diluted (GAAP)	8,257	8,171
Lease incentive amortization, net of tax	2,962	—
Loss from stock warrant revaluation, net of tax	—	259
Adjusted Earnings from Continuing Operations (non-GAAP)	$11,219	$8,430

Adjusted Shares - diluted	64,949	65,057

Earnings per Share from Continuing Operations - diluted (GAAP)	$0.13	$0.13
Effect of lease incentive amortization, net of tax	0.04	—
Adjusted Earnings per Share from Continuing Operations (non-GAAP)	$0.17	$0.13

Management presents Adjusted Earnings per Share from Continuing Operations to remove the effects in the income statement of a large grant of stock warrants, including their related adjustment to fair value which is recorded at the end of each quarter. Under U.S. GAAP, these warrants are reflected as a liability and unrealized warrant gains are typically removed from diluted earnings per share (“EPS”) calculations while unrealized warrant losses are not removed because they are dilutive to EPS. As a result, the Company’s EPS, as calculated under U.S. GAAP, can vary significantly among periods due to unrealized mark-to-market losses which are not directly related to the Company's operating performance. Accordingly, the non-GAAP calculation of EPS provides additional information to investors regarding the earnings per share without the volatility otherwise caused by the stock warrants.

Adjusted Earnings per Share from Continuing Operations equals Adjusted Earnings from Continuing Operations divided by Adjusted Shares. Adjusted Shares include warrants which correspond to the revaluation adjustment that were not already included in weighted average shares used for GAAP. Adjusted Earnings from Continuing Operations is defined as Earnings from Continuing Operations excluding the amortization of the lease incentive asset, net of taxes, and excluding the warrant revaluation loss or gain, net of taxes. Management uses Adjusted Earnings from Continuing Operations and Adjusted Earnings per Share from Continuing Operations to compare the performance of its operating results among periods.

Adjusted Earnings from Continuing Operations, Adjusted Shares and Adjusted Earnings per Share from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations, Weighted Average Shares - diluted or Earnings per Share from Continuing Operations or any other performance measure derived in accordance with GAAP. Adjusted Earnings and Adjusted Earnings per Share from Continuing Operations should not be considered in isolation or as a substitute for analysis of the company's results as reported under GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CARGO AIRCRAFT FLEET

Aircraft Types
	December 31,			March 31,			December 31,
	2016			2017			2017 Projected
			Operating			Operating			Operating
	Total	Owned	Lease	Total	Owned	Lease	Total	Owned	Lease
B767-200	36	36	—	36	36	—	36	36	—
B767-300	16	16	—	17	17	—	27	27	—
B757-200	4	4	—	4	4	—	4	4	—
B757 Combi	4	4	—	4	4	—	4	4	—
B737-400	—	—	—	—	—	—	2	2	—
Total Aircraft	60	60	—	61	61	—	73	73	—

Owned Aircraft In Serviceable Condition
	December 31,			March 31,			December 31,
	2016			2017			2017 Projected

Dry leased without CMI		13			14			22
Dry leased with CMI		28			29			32
ACMI/Charter		18			17			19
Staging/Unassigned		1			1			—
		60			61			73

Owned Aircraft In or Awaiting Cargo Conversion
	December 31,			March 31,			December 31,
	2016			2017			2017 Projected
B767-300		7			9			6
B737-400		—			1			—
Total Aircraft		7			10			6